UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 27, 2016

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, the Compensation Committee of the Board of Directors of RealNetworks, Inc. approved the 2016 Executive MBO Plan. The Compensation Committee will administer this plan, which is pursuant to the RealNetworks 2005 Stock Incentive Plan, as amended and restated.
Payouts under the 2016 Executive MBO Plan will be determined by our Compensation Committee and will be based 75% on company and/or divisional financial performance and 25% on individual performance. Financial performance will be measured by the achievement of specific financial goals related to revenue (weighted at 50% of total performance) and adjusted EBITDA (weighted at 25% of total performance). Adjusted EBITDA is a non-GAAP measure that we define as operating income (loss) including other income (expense) net, but excluding depreciation and amortization; acquisition-related intangible asset amortization; stock-based compensation; restructuring and other charges; lease exit and related charges; and extinguishment of liability.
Any bonuses payable pursuant to the 2016 Executive Bonus Plan are expected to be paid 50% in cash and 50% in the form of fully vested restricted stock units.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

10.1	2016 Executive MBO Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: May 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Executive MBO Plan